TETON WESTWOOD FUNDS 485BPOS

Exhibit 28(i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A of The TETON WESTWOOD FUNDS as filed with the Securities and Exchange Commission on or about January 28, 2021.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

January 28, 2021